United States Securities and Exchange Commission

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

______________

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

November 7, 2008

______________

Date of Report

[Date of Earliest Event Reported]

BULLION MONARCH MINING, INC.

(Exact name of Registrant as specified in its Charter)

Utah	001-03896	20-1885668
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

299 East 950 South

Orem, Utah 84058

 (Address of Principal Executive Offices)

(801) 426-8111

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the Company’s Annual Meeting of Shareholders held November 7, 2008, the shareholders of the Company voted to re-elect the current members of our Board of Directors and ratify the appointment of Mantyla McReynolds, LLC (“Mantyla McReynolds”) as our independent registered public accounting firm for the fiscal year ended April 30, 2009.  Of the 21,832,305 votes cast, 1,000 shares voted against the re-election of each director and against the ratification of Mantyla McReynolds; 10,140 shares abstained from voting on the ratification of Mantyla McReynolds; and the remaining shares voted in favor of each member of our Board of Directors and in favor of the ratification of Mantyla McReynolds.

At a Board meeting held immediately following the Annual Meeting of Shareholders, the Board of Directors elected the following officers:  James A. Morris, Chairman of the Board of Directors; R. Don Morris, President; Peter Passaro, CFO; and Robert Morris, Secretary.

Each of these persons, except Robert Morris, previously served as an officer and/or director of the Company.

Robert Morris is 37 years of age.  He has been employed by the Company as a Controller for the past four years at a monthly salary of $4,500; he will continue to receive the same salary in his new position.  Mr. Morris has a Bachelors Degree in Business Finance.  Prior to being employed by the Company, he owned a retail golf store and worked as an account manager at an equipment leasing company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLION MONARCH MINING, INC.

Date:	November 14, 2008	By:	/s/R. Don Morris
R. Don Morris
President and Director

2